UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 11, 2006
TransCommunity Financial Corp.
(Exact name of registrant as specified in its charter)
Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4235 INNSLAKE DR - GLEN ALLEN VA 23060, VA 23060
(Address of principal executive offices & zip code)

Registrant's telephone number, including area code:  (804) 934-9999

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On August 14, 2006, TransCommunity Financial Corporation (the "Company") issued a press release announcing selected financial results for the period ended June 30, 2006.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02.

In addition, as described in more detail in Item 4.02 of this report, the Company concluded on August 11, 2006 to restate certain previously issued financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's Quarterly Report on Form 10-Q for period ended March 31, 2006.  The restatements will reflect corrections and adjustments relating to the improper accounting for loans subject to certain loan participation agreements that the Company has entered into with third-party financial institutions since February 2004.  As a result, the Company will amend its Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for period ended March 31, 2006 to restate its financial statements as soon as practicable.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On August 11, 2006, the Company concluded that the previously issued financial statements contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's Quarterly Report on Form 10-Q for period ended March 31, 2006 should not be relied upon because of errors in those statements.  The Company will restate its Annual Report for the year ended December 31, 2005 and its Quarterly Report for the period ended March 31, 2006 to make the necessary accounting corrections.

The decision to restate these financial statements was made initially by the Company's Chief Executive Officer and its Chief Financial Officer and the Audit Committee of the Company's Board of Directors when the Company discovered that it had incorrectly accounted for loans subject to certain loan participation agreements entered into with third-party financial institutions. The Company had previously not reflected the participated balances of loans subject to these agreements on its balance sheet.  The loan participation agreements at issue provide the Company with the right to repurchase, in its sole discretion, the loan participation interests that it has sold to third-party financial institutions.  This right to repurchase allows the Company to retain a level of control over the loans subject to the loan participation agreements.  While the Company never intended to exercise any of its rights to repurchase until it had legal lending limits sufficient to do so, the accounting guidance relating to transfers and servicing of financial assets and extinguishment of liabilities technically required the Company to reflect these loans as assets on its consolidated balance sheets due to this right to repurchase.

The Company expects that the only adjustments to its historical consolidated financial statements will be additions to assets and liabilities reflected on the balance sheets and recognition of the related interest income and interest expense.  The accounting error will have no impact on the Company's net worth at any date or on its net income, net interest income, noninterest income or noninterest expense, for any period.

The Audit Committee of the Company's Board of Directors has reviewed and discussed these errors, as well as the required accounting treatment and disclosures, with McGladrey & Pullen, the Company's independent registered public accounting firm.

A copy of the Company's August 14, 2006 press release with respect to the restatement is attached as Exhibit 99.1 and is incorporated by reference into this Item 4.02.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits
EX-99.1	Press release dated August 14, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2006	By:	/s/ Bruce B. Nolte
Bruce B. Nolte President & Chief Executive Officer